EXHIBIT 10.1
SEVERANCE AGREEMENT
BEFORE SIGNING THIS SEVERANCE AGREEMENT (THE "AGREEMENT"), YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY. YOUR SIGNATURE MUST BE NOTARIZED.
This Agreement is entered into knowingly and voluntarily by and between Timothy K. Flanagan (“Employee”), and Cleveland-Cliffs Inc. and its affiliates identified in Section III.A below (collectively, the “Company”). Employee and the Company are referred to each individually as a “Party” and collectively as the “Parties.”
RECITALS
A.Employee’s employment with the Company was terminated without cause effective February 12, 2019 (the “Termination Date”). As of the Termination Date, Employee ceased to serve as Executive Vice President, Chief Financial Officer of the Company, and shall promptly resign from any other position that he may have held with the Company.
B.The Company desires to provide for Employee to cooperate with the Company following the Termination Date to help effect a smooth transition and to assist the Company, on the terms described herein, with respect to disputes that may arise regarding matters that were under his responsibility during his past employment.
C.Employee and the Company desire to establish the terms for an amicable separation of Employee’s employment on the Termination Date, to facilitate an appropriate transition of Employee’s responsibilities to the Company and to settle fully and finally any and all differences between them which have arisen, or may arise, out of the employment relationship and/or the termination of that relationship.
D.The Company desires to offer Employee the payments and benefits described herein in connection with Employee’s termination of employment.
E.Receipt of the payments and benefits described herein requires (i) execution and notarization, (ii) delivery to the Company, and (iii) non-revocation, of both this Agreement and the Release (as defined below), all within the time frames specified in the Release.
AGREEMENT
I.    TERMINATION, SEVERANCE PAYMENTS AND BENEFITS
A.As of the Termination Date, Employee’s employment with the Company shall cease, he shall cease to be the Executive Vice President, Chief Financial Officer of the Company, and he shall promptly resign from any other positions that he may hold with the Company as of the Termination Date. Employee agrees to execute any further documents required to effectuate such resignations as reasonably may be requested by the Company. As of the Termination Date, Employee shall be released from his duties with the Company except as expressly provided in this Agreement and cease to have any authority to conduct business on behalf of the Company. Employee will continue to receive his base salary and employee benefits, in the ordinary course of business consistent with past practice, through the Termination Date.
B.Subject to Section I.C., Employee shall receive the following payments (collectively, the “Payments”) and benefits (collectively, the “Benefits”) if Employee (i) executes this Agreement, (ii) signs, notarizes and delivers the release of claims in the form attached hereto as Exhibit A (the “Release”) no earlier than the calendar day following the Termination Date and no later than the day after the end of the time period described in Section V.A. of the Release; and (iii) does not revoke the Release prior to the “Effective Date” (as defined in Section V.D. of the Release):

1.
Cash payments equal to One Million Six Hundred Ninety-Six Thousand and 00/100 Dollars ($1,696,000), which is equal to twenty-four (24) months Base Pay ($424,000 * 2 = $848,000) plus two times an additional amount that represents an annual incentive bonus payable at target ($424,000 * 100% * 2 = $848,000). The cash payments shall be made in three equal installments of Five Hundred Sixty-Five Thousand Three Hundred Thirty-Three and 33/100 Dollars ($565,333.33) less appropriate federal, State of Ohio and local withholdings and deductions. The first installment shall be paid within thirty (30) days after the Effective Date. The second installment shall be paid on the one-year anniversary of the Effective Date. The third installment shall be paid on the two-year anniversary of the Effective Date.

2.	Provided that the Employee properly and timely completes and submits all of the necessary documentation relating to the receipt of COBRA coverage for medical, dental and vision benefits, the

Company shall pay the premiums for medical, dental and vision COBRA continuation coverage for Employee and Employee’s COBRA qualified beneficiaries for a maximum of eighteen (18) months, subject to shortening of this period if (i) Employee becomes eligible for comparable coverage with a new employer at no cost to Employee or (ii) Employee or Employee’s COBRA qualified beneficiaries become ineligible for COBRA continuation coverage.

3.
Employee shall be entitled to vest in the performance share (“PSU”) awards (including applicable dividend equivalent rights that would have been paid on the earned PSUs had the earned PSUs been issued and outstanding Common Shares on the record date for the dividend or distribution) held by him on the date hereof and listed on Schedule I based on actual performance through the entire applicable performance period of each such award, in each case with the number of shares earned prorated by multiplying (1) the number of shares earned, without regard to this sentence, by (2) the quotient of (i) the number of full months in the applicable performance period through the Termination Date, over (ii) the number of full months in such performance period; with the number of shares so earned to be paid out in the manner and at the time (but not prior to the Effective Date) specified by the terms of each such award.

4.
Employee shall be entitled to vest in the restricted stock unit (“RSU”) awards (including applicable dividend equivalent rights that would have been paid on the RSUs had the RSUs been issued and outstanding Common Shares on the record date for the dividend or distribution ) held by him on the date hereof and listed on Schedule I, with the number of shares earned in the case of each such award prorated by multiplying (1) the number of shares earned, without regard to this sentence, by (2) the quotient of (i) the number of full months in the applicable vesting period through the Termination Date, over (ii) the number of full months in such vesting period; with the number of shares so earned to be paid out in the manner and at the time (but not prior to the Effective Date) specified in Schedule I.

5.
Employee shall be entitled to vest in the performance cash awards held by him on the date hereof and listed on Schedule I, with the amount of cash earned in the case of each such award prorated by multiplying (1) the number of cash earned, without regard to this sentence, by (2) the quotient of (i) the number of full months in the applicable vesting period through the Termination Date, over (ii) the number of full months in such vesting period; with the amount of cash so earned to be paid out in the manner and at the time (but not prior to the Effective Date) specified by the terms of each such award.

6.	Company provided C-suite executive-level outplacement services through a provider selected in the reasonable discretion of the Company.

7.	Company provided financial planning services through The Ayco Company, L.P., under the same terms and conditions as Employee enjoyed while employed by the Company through April 15, 2021.

8.
Employee shall continue to be covered by any provision for indemnification by the Company in effect on the date of the execution of this Agreement. In addition, the Company shall continue to maintain D&O coverage that covers past executives to the same extent that it covers present executives. Finally, in the event of a change in control in which the Company is not the survivor, the Company shall use its reasonable best efforts to require as part of such transaction that the surviving company provide indemnification and D&O coverage that covers the past executives of the Company.

9.
As provided in the Company’s 2012 Non-Qualified Deferred Compensation Plan (the “NQDC Plan”), by September 2, 2019, the Company shall pay to Employee the full amount of his balance in the NQDC Plan, in a single lump sum, less applicable tax withholdings.

10.
As provided in the Company’s Supplemental Retirement Benefit Plan (the “SERP”), by September 2, 2019, the Company shall pay to Employee the full amount of his balance in the SERP, in a single lump sum, less applicable tax withholdings.

C.Should Employee breach any of the covenants contained in Sections V (relating to the covenant of confidentiality), VII (relating to covenant to cooperate with the Company after the Termination Date), VIII (relating to the covenant not to disparage the Company), IX (relating to the covenant not to solicit employees), and Section X (relating to the covenant not to compete) of this Agreement, Employee shall be required to return the Payments described in Section I.B.1 and the value of the Benefits already received under this Agreement in excess of one (1) month’s Base Pay within seven (7) days of demand by the Company, and shall receive no further Payments or Benefits under this Agreement.
D.Subject to Section I.C., should Employee die prior to receipt of the Payments set forth in Section I.B., then the Payments will be payable to Employee’s estate or otherwise inure to the benefit of his/her heirs.

E.The term “Base Pay” shall mean Employee’s rate of annual base salary in effect as of the Termination Date. Base Pay does not include pension contributions made by the Company, welfare or other fringe benefits paid for by the Company, expense reimbursements, overtime pay, bonuses, commissions, incentive pay, or any other special compensation.
II.    REPRESENTATIONS AND WARRANTIES
Employee understands, acknowledges and agrees that:

•	Employee has the sole right and exclusive authority to execute this Agreement.

•	The Company is not obligated to pay, and will not pay, to Employee any Payment or Benefits until this Agreement and the Release have become effective.

•	Employee executes this Agreement knowingly and voluntarily, in order to induce Company to provide the Payments and Benefits.

•	Employee has not sold, assigned, transferred, conveyed or otherwise disposed of any of the claims, demands, obligations or causes of action referred to in this Agreement.

•	No other person or entity has an interest in the claims, demands, obligations or causes of action referred to in this Agreement.

•	The Payments and Benefits that Employee will receive in exchange for executing this Agreement and the Release are in addition to anything of value to which Employee is already entitled.

•
The Payments and Benefits provided for in this Agreement are the only consideration that Employee ever will receive from the Company or any Released Parties (as defined below) for any and all claims, demands, obligations or causes of action released by this Agreement and the Release.

•
The Payments and Benefits provided for in this Agreement are not intended to be provided in addition to any payments or benefits that now may be due or in the future become due or payable to Employee under the Worker Adjustment and Retraining Notification (“WARN”) Act (if applicable). Therefore, if WARN Act payments are or become due to Employee, any Payment and Benefits made under this Agreement in excess of one month’s Base Pay, up to the full amount necessary to satisfy such obligation, shall be treated as having been paid in satisfaction of any such obligation, and the rest of the Payments and Benefits shall be treated as having been given in exchange for the other covenants, agreements and obligations of this Agreement and the Release.

•
This Agreement and its terms shall not be construed as an admission of any liability whatsoever on the part of the Company or any other Released Parties described in this Agreement, by which/whom any liability is and always has been expressly denied.

•
With the payments contemplated by this Agreement, the Company will have paid Employee for all vacation and any other paid time off accrued through the Termination Date with the exception of whatever Employee is entitled to receive as a retiree of the Company.

III.    RELEASE
A.    Employee, for himself, and his marital community (if any), agents, heirs, executors, administrators, and assigns, hereby knowingly and voluntarily fully releases and forever discharges from any and all agreements, debts, claims, demands, actions, judgments, causes of action, and liabilities of every kind or nature, known or unknown, that Employee, individually or as a member of a class, ever had or now has to date, the following (referred to collectively as the “Released Parties”):

•	Cleveland-Cliffs Inc.;

•	Northshore Mining Company;

•	Silver Bay Power Company;

•	Tilden Mining Company LC;

•	Empire Iron Mining Partnership;

•	Cliffs Mining Company;

•	Hibbing Taconite Company Joint Venture;

•	United Taconite LLC;

•	The Cleveland-Cliffs Iron Company;

•	Cliffs Mining Services Company;

•	Lake Superior & Ishpeming Railroad Company;

•	Cliffs International Management Company LLC;

•	Cliffs Sales Company;

•	IronUnits, LLC;

•
All affiliates of Cleveland-Cliffs Inc. not already listed above, including any corporation or other entity which is controlled by or under common control with Cleveland-Cliffs Inc., or which is in the same affiliated service group or otherwise required to be aggregated with Cleveland-Cliffs Inc. under Sections 414 or 1563 of the Internal Revenue Code;

•	All current or former owners, officers, directors, shareholders, members, employees, managers, agents, attorneys, partners and insurers of the above entities; and

•	The predecessors, successors, and assigns of the above entities and individuals and the spouses, children, and family members of the individuals.
B.    Without limiting the generality of this Agreement, Employee acknowledges and agrees that this Agreement is intended to bar every claim, demand, and cause of action, including without limitation any and all claims arising under the following laws, as amended from time to time:

•	The federal Civil Rights Acts of 1866, 1871, 1964 and 1991 and all similar state civil rights statutes;

•	The Employee Retirement Income Security Act of 1974;
•The Fair Labor Standards Act;
•The Rehabilitation Act of 1973;
•The Occupational Safety and Health Act;
•The Mine Safety and Health Act;
•The Health Insurance Portability and Accountability Act;
•The Age Discrimination in Employment Act;
•The Older Workers Benefit Protection Act;
•The Americans with Disabilities Act;
•The National Labor Relations Act;
•The Family and Medical Leave Act;
•The Equal Pay Act;
•The Worker Adjustment and Retraining Notification Act;
•The Lilly Ledbetter Fair Pay Act;
•State wage payment statutes;
•State wage and hour statutes;
•State employment statutes;
•Any statutes regarding the making and enforcing of contracts;
•Any whistleblower statute; and
•All similar provisions under all other federal, state and local laws.
C.    Without limiting the generality of this Agreement, Employee further acknowledges and agrees that this Agreement is intended to bar all equitable claims and all common law claims, including without limitation claims of or for:
•Breach of an express or an implied contract;

•Breach of the covenant of good faith and fair dealing;

•
Unpaid wages, salary, bonuses (including but not limited to any bonus or payment under the 2018 and 2019 Executive Management Performance Incentive Plans), commissions, vacation or other employee benefits;

•Unjust enrichment;
•Negligent or intentional interference with contractual relations;
•Negligent or intentional interference with prospective economic relations;
•Estoppel;
•Fraud;
•Negligence;
•Negligent or intentional misrepresentation;
•Personal injury;
•Slander;
•Libel;
•Defamation;
•False light;
•Injurious falsehood;
•Invasion of privacy;
•Wrongful discharge;
•Failure to hire;
•Retaliatory discharge;
•Constructive discharge;
•Negligent or intentional infliction of emotional distress;
•Negligent hiring, supervision or retention;
•Loss of consortium;
•Any claims that may relate to drug and/or alcohol testing; and

•
Any claims for change in control payments or benefits under any agreement, including without limitation that certain 2016 Change in Control Severance Agreement between Employee and the Company dated August 7, 2016.

D.    Employee further understands, acknowledges and agrees that this Agreement is a general release, and that Employee further waives and assumes the risk of any and all claims which exist as of the date this Agreement is executed, including those of which Employee does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect Employee’s decision to sign this Agreement.
E.    Employee further understands, acknowledges and agrees that this Agreement waives any right Employee has to recover damages in any lawsuit brought by Employee as well as in a lawsuit brought by any third party, including without limitation the Equal Employment Opportunity Commission (the “EEOC”) or any similar state agency. Employee is not, however, waiving the right to file a charge with the EEOC or any similar state agency, to participate in a proceeding with such an agency, or to cooperate with any such agency in its investigation.
F.    This Agreement shall not be interpreted to release or require the release of the Company or the Released Parties from any:

•	Claims for Payments or Benefits under this Agreement including without limitation any claim for indemnification coverage provided under Section I.B.8.; or

•	Claims for benefits under any pension plan or welfare plan of the Company; or

•	Claims arising out of acts or practices which occur after the execution of this Agreement.
IV.    REPRESENTATION OF UNDERSTANDING OF RELEASE
Company advises Employee to consult an attorney of Employee’s choosing before entering into this agreement and Employee acknowledges that it has done so. Employee represents and warrants that Employee has read all of the terms of this Agreement and that Employee fully understands and voluntarily accepts these terms. Employee further acknowledges and agrees that Employee has been given a reasonable period of time within which to consider this Agreement.
V.    CONFIDENTIAL INFORMATION AND COVENANTS
Employee represents that, to the best of Employee’s knowledge during Employee’s employment with the Company, Employee has not materially breached any confidentiality agreement to which Employee is a party. Employee further represents and warrants that Employee will continue to abide by the terms of any confidentiality agreement applicable to Employee after the Termination Date that was entered into on or after February 14, 2017 and that related to a potential or possible material transaction with respect to the Company.
VI.    RETURN OF COMPANY PROPERTY
A.    Employee agrees to return to the Company within five (5) calendar days following the Termination Date all originals and copies of the Company’s property, documents and information in Employee’s possession, regardless of the form on which such information has been maintained or stored, including without limitation, computer disks, tapes or other forms of electronic storage, Company credit cards (including telephone credit cards), mobile phone, computer equipment or hardware, tools, equipment, keys, identification, software, computer access codes, disks and instructional manuals, and all other property prepared by, or for, or belonging to the Company. Employee further agrees that, as of the fifth calendar day following the Termination Date, he will not retain any documents or other property belonging to Company. For the avoidance of doubt, Employee shall not be required to return to the Company items not material to the business of the Company or its affiliates that are of nominal or sentimental value.
B.    Employee must comply fully with this Section VI before the Company is obligated to perform under Section I.
VII.    COOPERATION
Following the Termination Date, Employee shall reasonably cooperate with the Company in effecting a smooth transition, and shall provide such information as the Company may reasonably request regarding operations and information within Employee’s knowledge while Employee was employed by the Company. Employee shall provide reasonable assistance and cooperation to the Company with respect to disputes that may have arisen or may arise regarding matters that were within Employee’s responsibilities during his employment. This reasonable assistance and cooperation includes but is not limited to the provision of complete and truthful information and documents in his possession and control regarding such matters, responding to inquiries, meeting with counsel, and cooperating in preparing for and providing truthful and accurate testimony in any proceedings. No such cooperation shall unreasonably interfere with Employee’s employment. In addition, any travel or other out of pocket costs associated with such cooperation shall be paid or promptly reimbursed by the Company.
VIII.    NON-DISPARAGEMENT
Employee shall not make any negative statements orally or in writing about Employee’s employment with the Company, about the Company or its affiliates or any of its employees or products, to anyone other than to the EEOC or any similar state agency, Employee’s immediate family, and Employee’s legal representatives or financial advisors. Nothing in this Agreement shall prevent Employee from testifying truthfully in a legal proceeding or governmental administrative proceeding. Employee may indicate on employment applications that Employee was employed by the Company, Employee’s duties, length of employment, salary, and benefits. The Company shall not make any negative statements orally or in writing about Employee’s employment with the Company to anyone other than to the EEOC or any similar state agency and the Company’s legal representatives. Nothing herein shall prevent the Company or its representatives from testifying truthfully in a legal proceeding or governmental administrative proceeding.
IX.    NON-SOLICITATION
Employee agrees that, during his period of employment and the period beginning on his Termination Date and ending twenty-four (24) months following the Termination Date, Employee shall not directly or indirectly contact, approach or solicit for the purpose of offering employment to, or directly or indirectly actually hire, any person employed by the Company or its affiliates in its Accounting, Finance, or Treasury Departments (or who was employed by the Company or its affiliates during the six (6) month period immediately prior to such solicitation or hire), without the prior written consent of the Company; provided, however, that this Section IX shall not preclude Employee from soliciting for employment (but shall, for the avoidance of doubt, prohibit hiring) any such person who responds to a general solicitation through a public medium that is not targeted at such person.
X.    Non-Competition
Employee agrees that, during his period of employment and the period beginning on his Termination Date and ending twenty-four (24) months following the Termination Date, Employee shall not engage, directly or indirectly, either as proprietor, stockholder, partner, officer, employee or otherwise, in the same or similar activities as were performed for the Company in any business in the United States which distributes or sells iron ore (in any form), hot briquetted iron, or steel manufacturing that utilizes iron ore (in any form) or hot briquetted iron.

XI.    NO DUTY TO MITIGATE
Employee has no obligation to seek other employment or otherwise mitigate the obligations of the Company under this Agreement. To the extent that, following the Termination Date, the Employee becomes employed by or is otherwise compensated for services by any natural person, partnership, corporation, limited liability company, governmental entity, or other entity or organization, any such compensation shall not offset, reduce, or otherwise modify the Company’s obligations with respect to the Payments described in Section I.B.1.
XII.    SEVERABILITY
In the event that any provision(s) of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be considered to be severable, and the remainder of this Agreement shall continue in full force and effect.
XIII.    BINDING EFFECT
This Agreement shall be binding upon and operate to the benefit of Employee, the Company, the Released Parties, and their successors and assigns.
XIV.    WAIVER
No waiver of any of the terms of this Agreement shall constitute a waiver of any other terms, whether or not similar, nor shall any waiver be a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver. The Company or Employee may waive any provision of this Agreement intended for its/his benefit, but such waiver shall in no way excuse the other Party from the performance of any of its/his other obligations under this Agreement.
XV.    GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the principles of conflicts of law, except to the extent those laws are preempted by federal law.
XVI.    SUBSEQUENT MODIFICATIONS
The terms of this Agreement may be altered or amended, in whole or in part, only upon the signed written agreement of all Parties to this Agreement. No oral agreement may modify any term of this Agreement.
XVII.    ENTIRE AGREEMENT
This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous agreements, promises, representations, negotiations, and understandings of the Parties, whether written or oral. There are no agreements of any nature whatsoever among the Parties except as expressly stated herein.
XVIII.    ATTORNEYS’ FEES AND COSTS
The Company shall pay Employee’s reasonable attorneys’ fees and costs incurred in connection with the negotiation, execution, delivery and performance of this Agreement.
XIX.    SECTION 409A
The Parties acknowledge that Employee shall incur a “separation from service,” within the meaning of Section 409A of the Code (“Section 409A”), no later than the Termination Date. Notwithstanding anything in this Agreement to the contrary, if Employee is considered a “specified employee” (as defined in Section 409A), any amounts paid or provided under this Agreement shall, to the extent necessary in order to avoid the imposition of a penalty tax on Employee under Section 409A, be delayed for six months after Employee’s “separation from service” within the meaning of Section 409A, and the accumulated amounts shall be paid in a lump sum within ten (10) calendar days after the end of the six (6)-month period. If Employee dies during the six-month postponement period prior to the payment of such accumulated amounts, the payments which are deferred on account of Section 409A shall be paid to the personal representative of Employee’s estate within 60 calendar days after the date of Employee’s death. For purposes of this Agreement, each amount to be paid or benefit to be provided to Employee pursuant to this Agreement shall be construed as a separate identified payment for purposes of Section 409A. All reimbursements and in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent applicable, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made no later than the last calendar day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit.
[Signature Page Follows]

CLEVELAND-CLIFFS INC.
/s/ Maurice D. Harapiak
Executive Vice President, Chief Human Resources & Administration Officer

Date: March 4, 2019	/s/ Timothy K. Flanagan
Timothy K. Flanagan

STATE OF OHIO	)
	)	SS.
COUNTY OF CUYAHOGA	)

On this 4th day of March, 2019, before me personally appeared Timothy K. Flanagan, to me known to be the person described in and who executed this Severance Agreement and acknowledged that he/she executed the same as his/her free act and deed.
IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ Sheila Ann Maio
Notary Public
My Commission Expires:
October 17, 2020

Schedule I

Grant Date	Type of Award	Number of Shares or Amount at time of Grant (subject to performance where applicable and proration as detailed in Section I.B of this Agreement)	Vesting Date/Incentive Period
2/21/2017	RSU	24,265	12/31/2019 (Paid by September 2, 2019 on prorated basis)
2/21/2017	PSU	24,265	1/1/2017 - 12/31/2019
2/21/2017	Performance Cash	$238,000	1/1/2017 - 12/31/2019
2/21/2018	RSU	32,773	12/31/2020 (Paid by September 2, 2019 on prorated basis)
2/21/2018	PSU	32,773	1/1/2018 - 12/31/2020
2/21/2018	Performance Cash	$245,140	1/1/2018 - 12/31/2020

Exhibit A
Release Agreement
See attached.

EXECUTION VERSION
RELEASE
BEFORE SIGNING THIS RELEASE (THE "RELEASE"), YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY. YOUR SIGNATURE MUST BE NOTARIZED.
This Release is entered into knowingly and voluntarily on the date specified on the signature page hereto by Timothy K. Flanagan (“Employee”), in favor of Cleveland-Cliffs Inc. and its affiliates identified in Section III.A below (collectively, the “Company”).
RECITALS
A.Employee and the Company previously entered into that certain Severance Agreement (the “Severance Agreement”).
B.Employee’s employment as the Executive Vice President, Chief Financial Officer of the Company terminated effective as of February 12, 2019 (the “Termination Date”).
C.Employee is entitled to certain “Payments” and “Benefits” (as each such term is defined in the Severance Agreement) subject to, among other things, Employee’s execution and non-revocation of this Release.
D.Employee and the Company desire to settle fully and finally any and all differences between them which have arisen, or may arise, out of the employment relationship and/or the termination of that relationship.
AGREEMENT
I.    REPRESENTATIONS AND WARRANTIES
Employee understands, acknowledges and agrees that:

•	Employee has the sole right and exclusive authority to execute this Release.

•	The Company is not obligated to pay, and will not pay, to Employee any Payment or Benefits under the Severance Agreement until this Release has become effective.

•	Employee executes this Release knowingly and voluntarily, in order to induce Company to provide the Payments and Benefits under the Severance Agreement.

•	Employee has not sold, assigned, transferred, conveyed or otherwise disposed of any of the claims, demands, obligations or causes of action referred to in this Release.

•	No other person or entity has an interest in the claims, demands, obligations or causes of action referred to in this Release.

•	The Payments and Benefits that Employee will receive under the Severance Agreement in exchange for executing this Release are in addition to anything of value to which Employee is already entitled.

•
The Payments and Benefits provided for in the Severance Agreement are the only consideration that Employee ever will receive from the Company or any Released Parties (as defined below) for any and all claims, demands, obligations or causes of action released by this Release.

•
The Payments and Benefits provided for in the Severance Agreement are not intended to be provided in addition to any payments or benefits that now may be due or in the future become due or payable to Employee under the Worker Adjustment and Retraining Notification (“WARN”) Act (if applicable). Therefore, if WARN Act payments are or become due to Employee, any Payment and Benefits made under the Severance Agreement in excess of one month’s Base Pay (as defined in the Severance Agreement), up to the full amount necessary to satisfy such obligation, shall be treated as having been paid in satisfaction of any such obligation, and the rest of the Payments and Benefits under the Severance Agreement shall be treated as having been given in exchange for the other covenants, agreements and obligations of this Release.

•
This Release and its terms shall not be construed as an admission of any liability whatsoever on the part of the Company or any other Released Parties described in this Release, by which/whom any liability is and always has been expressly denied.

•	With the payments contemplated by the Severance Agreement, the Company will have paid Employee for all vacation and any other paid time off accrued through the Termination Date.

II.    RELEASE
A.    Employee, for himself, and his marital community (if any), agents, heirs, executors, administrators, and assigns, hereby knowingly and voluntarily fully releases and forever discharges from any and all agreements, debts, claims, demands, actions, judgments, causes of action, and liabilities of every kind or nature, known or unknown, that Employee, individually or as a member of a class, ever had or now has to date, the following (referred to collectively as the “Released Parties”):

•	Cleveland-Cliffs Inc.;

•	Northshore Mining Company;

•	Silver Bay Power Company;

•	Tilden Mining Company LC;

•	Empire Iron Mining Partnership;

•	Cliffs Mining Company;

•	Hibbing Taconite Company Joint Venture;

•	United Taconite LLC;

•	The Cleveland-Cliffs Iron Company;

•	Cliffs Mining Services Company;

•	Lake Superior & Ishpeming Railroad Company;

•	Cliffs International Management Company LLC;

•	Cliffs Sales Company;

•	IronUnits, LLC;

•
All affiliates of Cleveland-Cliffs Inc. not already listed above, including any corporation or other entity which is controlled by or under common control with Cleveland-Cliffs Inc., or which is in the same affiliated service group or otherwise required to be aggregated with Cleveland-Cliffs Inc. under Sections 414 or 1563 of the Internal Revenue Code;

•	All current or former owners, officers, directors, shareholders, members, employees, managers, agents, attorneys, partners and insurers of the above entities; and

•	The predecessors, successors, and assigns of the above entities and individuals and the spouses, children, and family members of the individuals.
B.    Without limiting the generality of this Release, Employee acknowledges and agrees that this Release is intended to bar every claim, demand, and cause of action, including without limitation any and all claims arising under the following laws, as amended from time to time:

•	The federal Civil Rights Acts of 1866, 1871, 1964 and 1991 and all similar state civil rights statutes;

•	The Employee Retirement Income Security Act of 1974;
•The Fair Labor Standards Act;
•The Rehabilitation Act of 1973;
•The Occupational Safety and Health Act;
•The Mine Safety and Health Act;
•The Health Insurance Portability and Accountability Act;
•The Age Discrimination in Employment Act;
•The Older Workers Benefit Protection Act;
•The Americans with Disabilities Act;
•The National Labor Relations Act;
•The Family and Medical Leave Act;

•The Equal Pay Act;
•The Worker Adjustment and Retraining Notification Act;
•The Lilly Ledbetter Fair Pay Act;
•State wage payment statutes;
•State wage and hour statutes;
•State employment statutes;
•Any statutes regarding the making and enforcing of contracts;
•Any whistleblower statute; and
•All similar provisions under all other federal, state and local laws.
C.    Without limiting the generality of this Release, Employee further acknowledges and agrees that this Release is intended to bar all equitable claims and all common law claims, including without limitation claims of or for:
•Breach of an express or an implied contract;
•Breach of the covenant of good faith and fair dealing;

•
Unpaid wages, salary, bonuses (including but not limited to any bonus or payment under the 2018 and 2019 Executive Management Performance Incentive Plans), commissions, vacation or other employee benefits;

•Unjust enrichment;
•Negligent or intentional interference with contractual relations;
•Negligent or intentional interference with prospective economic relations;
•Estoppel;
•Fraud;
•Negligence;
•Negligent or intentional misrepresentation;
•Personal injury;
•Slander;
•Libel;
•Defamation;
•False light;
•Injurious falsehood;
•Invasion of privacy;
•Wrongful discharge;
•Failure to hire;
•Retaliatory discharge;
•Constructive discharge;
•Negligent or intentional infliction of emotional distress;
•Negligent hiring, supervision or retention;
•Loss of consortium;
•Any claims that may relate to drug and/or alcohol testing; and

•
Any claims for change in control payments or benefits under any agreement, including without limitation that certain 2016 Change in Control Severance Agreement between Employee and the Company dated August 7, 2016.

D.    Employee further understands, acknowledges and agrees that this Release is a general release, and that Employee further waives and assumes the risk of any and all claims which exist as of the date this Release is executed, including those of which Employee does not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect Employee’s decision to sign this Release.
E.    Employee further understands, acknowledges and agrees that this Release waives any right Employee has to recover damages in any lawsuit brought by Employee as well as in a lawsuit brought by any third party, including without limitation the Equal Employment Opportunity Commission (the “EEOC”) or any similar state agency. Employee is not, however, waiving the right to file a charge with the EEOC or any similar state agency, to participate in a proceeding with such an agency, or to cooperate with any such agency in its investigation.
F.    This Release shall not be interpreted to release or require the release of the Company or the Released Parties from any:

•	Claims for Payments or Benefits under the Severance Agreement; or

•	Claims for benefits under any pension plan or welfare plan of the Company (including any other plan or program covered by the Employee Retirement Income Security Act of 1974); or

•	Claims arising out of acts, omissions, or practices which occur after the execution of this Release.
III.    REPRESENTATION OF UNDERSTANDING OF RELEASE
Employee acknowledges that Employee has been advised to and has had the opportunity to consult an attorney of Employee’s own choosing before entering into this Release. Employee represents and warrants that Employee has read all of the terms of this Release and that Employee fully understands and voluntarily accepts these terms. Employee further acknowledges and agrees that Employee has been given a reasonable period of time within which to consider this Release.
IV.    RELEASE OF FEDERAL AGE DISCRIMINATION CLAIMS
Employee understands and agrees that a waiver of claims under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act (29 U.S.C. § 621, et seq.) (the “ADEA”), is not effective unless it is “knowing and voluntary,” and that the ADEA imposes certain minimum requirements for a waiver of ADEA claims to be knowing and voluntary. Employee acknowledges and agrees that Employee is knowingly and voluntarily giving up any rights or claims for relief Employee may have under the ADEA regarding the Company’s conduct or the conduct of any Released Parties. However, Employee acknowledges and agrees that Employee is not giving up the right to challenge the validity of this Release under the ADEA.

V.	TIME TO CONSIDER AND CANCEL RELEASE; EFFECTIVE DATE
A.    Employee acknowledges that he has been provided at least twenty-one (21) calendar days from the receipt of this Release to decide whether to sign it and is advised to consult with an attorney before doing so. Employee is not to sign this Release unless Employee understands its provisions and is doing so voluntarily.
B.    This Release shall be signed and notarized no earlier than the calendar day following the Termination Date, but no later than twenty-one (21) calendar days after Employee has received it. Further, this Release shall be delivered to (or postmarked for delivery to) Maurice D. Harapiak, Executive Vice President, Chief Human Resources & Administration Officer, Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, OH 44114, no later than twenty-one (21) days after Employee has received it.
C.    After Employee has signed this Release, Employee has seven (7) days to change his/her mind and notify the Company in writing that Employee has revoked this Release. If Employee so revokes this Release, this Release will be null and void, and will have no force or effect. Written notice of a cancellation of this Release must actually be received by the Company at the following address and must be postmarked within the time frame described above in order to be effective: Maurice D. Harapiak, Executive Vice President, Chief Human Resources & Administration Officer, Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, OH 44114.
D.    If Employee (i) signs, notarizes and delivers the Severance Agreement; (ii) signs, notarizes and delivers this Release within the time frames and in accordance with the provisions of Section V.B; and (iii) does not revoke this Release within the time frames and in accordance with the provisions of Section V.C., this Release shall become effective on the eighth day after Employee signed it (the “Effective Date”).
E.    Employee understands that if he revokes this Release, it shall not be effective or enforceable and Employee will not receive any Payments or Benefits under the Severance Agreement.

VI.    RESIGNATION AND RE-EMPLOYMENT
A.    Employee represents that he has irrevocably resigned from any and all corporate offices with Cleveland-Cliffs Inc. or any of the Released Parties which he held in his capacity as an employee of the Company including without limitation positions as an officer, director, member, manager, agent, or partner of any such entities. Employee further agrees to execute any further documents required to effectuate such resignations as may be requested by the Company.
B.    Employee hereby forever gives up, waives and releases any right to be hired, employed, recalled or reinstated by the Company or any affiliate of the Company.
VII.    RETURN OF COMPANY PROPERTY
A.    Employee agrees to return to the Company within five (5) calendar days following the Termination Date all originals and copies of the Company’s property, documents and information in Employee’s possession, regardless of the form on which such information has been maintained or stored, including without limitation, computer disks, tapes or other forms of electronic storage, Company credit cards (including telephone credit cards), computer equipment or hardware, tools, equipment, keys, identification, software, computer access codes, disks and instructional manuals, and all other property prepared by, or for, or belonging to the Company. Employee further agrees that, as of the fifth calendar day following the Termination Date, he will not retain any documents or other property belonging to Company. For the avoidance of doubt, Employee shall not be required to return to the Company items not material to the business of the Company or its affiliates that are of nominal or sentimental value.
B.    By signing this Release, Employee affirms that Employee either (i) has no Company property remaining in his possession or control or, (ii) if Employee does have any such property in his possession or control, Employee has provided the Company a list of such property, the reason why Employee has been unable to return it to the Company, and the date by which Employee intends to return such property to the Company.
C.    Employee must comply fully with this Section VII before the Company is obligated to perform under Section I of the Severance Agreement.
VIII.    SEVERABILITY
In the event that any provision(s) of this Release is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be considered to be severable, and the remainder of this Release shall continue in full force and effect.
IX.    BINDING EFFECT
This Release shall be binding upon and operate to the benefit of Employee, the Company, the Released Parties, and their successors and assigns.
X.    WAIVER
No waiver of any of the terms of this Release shall constitute a waiver of any other terms, whether or not similar, nor shall any waiver be a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver. The Company or Employee may waive any provision of this Release intended for its/his benefit, but such waiver shall in no way excuse the other Party from the performance of any of its/his other obligations under this Release.
XI.    GOVERNING LAW
This Release shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the principles of conflicts of law, except to the extent those laws are preempted by federal law.
XII.    SUBSEQUENT MODIFICATIONS
The terms of this Release may be altered or amended, in whole or in part, only upon the signed written agreement of all Parties to the Severance Agreement. No oral agreement may modify any term of this Release.

XIII.    ENTIRE AGREEMENT
The Severance Agreement and this Release constitute the sole and entire agreement of the Parties with respect to the subject matter hereof, and supersede any and all prior and contemporaneous agreements, promises, representations, negotiations, and understandings of the Parties, whether written or oral. There are no agreements of any nature whatsoever among the Parties except as expressly stated herein.

Date: March 4, 2019			/s/ Timothy K. Flanagan
Timothy K. Flanagan

STATE OF OHIO	)
	)	SS.
COUNTY OF CUYAHOGA	)

On this 4th day of March, 2019, before me personally appeared Timothy K. Flanagan, to me known to be the person described in and who executed this Severance Agreement and acknowledged that he/she executed the same as his/her free act and deed.
IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ Sheila Ann Maio
Notary Public
My Commission Expires:
October 17, 2020